Exhibit 32.1

CERTIFICATION

In connection with the accompanying Quarterly Report on Form 10-QSB of SVI Media, Inc. for the quarter ended September 30, 2007, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)
the Quarterly Report on Form 10-QSB of SVI Media, Inc. for the quarter ended September 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the Quarterly Report on Form 10-QSB for the quarter ended September 30, 2007, fairly presents in all material respects, the financial condition and results of operations of SVI Media, Inc..

By:	/s/ Brian Weiss
Name:	Brian Weiss
Title:	Principal Executive Officer and Interim Principal Financial Officer
Date:	November 19, 2007